Exhibit 24.1


                                                               Deliotte & Touche



                  We consent to the incorporation by reference in this Registration Statement of SF Holdings Group, Inc. on Form S-8 of our reports dated December 12, 2000, appearing in the Annual Report on Form 10-K of SF Holdings Group, Inc. for the year ended September 24, 2000.


DELOITTE & TOUCHE LLP
Baltimore, Maryland
January 31, 2001